Exhibit 99.1

News Release

Corporate Headquarters

9601 McAllister Frwy, Ste. 610

San Antonio, TX 78216

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Doug Shepard
April 28, 2011	(210) 829-9120
doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS FIRST QUARTER RESULTS

Note: The company will host a conference call to discuss the earnings release on April 28, 2011, at 9:00 a.m. Central Time. The conference call number is (888) 942-8167 for domestic callers and (517) 308-9175 for international callers, passcode 121693. The conference call will also be audio webcast. To access the audio webcast, please go to https://e-meetings.verizonbusiness.com, conference number 6933172. There will be an audio replay available shortly after the call through May 28, 2011. To access the audio replay, please call (866) 511-1894 for domestic callers and (203) 369-1949 for international callers, passcode 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported first quarter 2011 diluted earnings per share of $0.12 on revenues of $200.3 million. These results compare to diluted earnings per share of $0.17 on $200.2 million in revenues for the first quarter of 2010.

The following table presents financial highlights of the company’s operations for the first quarter of 2011 and 2010, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2011	2010	% Change
Operating revenues	$200,306	$200,179	0.1%
Operating income	14,319	18,316	-21.8%
Net income	7,917	10,769	-26.5%
Diluted earnings per share	0.12	0.17	-29.4%
Diluted shares (weighted average common and common equivalent shares outstanding)	64,244	64,098	0.2%

For the three months ended March 31, 2011, the company generated free cash flow (defined below) of $9.6 million, down from $13.4 million in the prior year’s first quarter.

Commenting on the first quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “The first quarter was difficult primarily because of the performance of our Shoppers business. The 5.0% revenue decline we saw in the fourth quarter nearly doubled to a 9.8% decline. Shoppers accounted for $2.9 million of the $4.0 million reduction in operating income across Harte-Hanks. We see no noticeable improvement in the California and Florida economies and we are experiencing increases in paper and printing costs. In response, we are making additional staff reductions and evaluating the current operational structure. We continue to invest in our digital strategy where we are having excellent revenue growth while adding tremendous value for our advertisers.

Our Direct Marketing business had good revenue growth for the third consecutive quarter. We continue to be committed to making the investments necessary to execute our multichannel strategy and we also are taking steps to reduce the cost of doing business, which we believe will improve our profitability in future quarters.”

Discussing the performance of individual business segments, Executive Vice President and Chief Financial Officer Doug Shepard said, “Direct Marketing revenues increased 4.9% and operating income declined 5.2%. Our select market vertical increased over 20% compared to the first quarter of 2010. Our retail vertical experienced revenue growth in the low double digits (as a percentage) and our financial vertical grew in the mid single digits. Our high-tech and pharma/healthcare verticals declined in the high single digits. Operating income margins decreased to 11.3% as compared to 12.5% in the first quarter of 2010.

As mentioned, Shoppers revenue decreased 9.8% in the first quarter compared to the first quarter of 2010 and operating income declined 70.1%. Operating income margins declined to 2.1% from 6.3%. In our core segments: real estate continues to suffer; both services and restaurants are down from recent quarterly trends, but continue to reflect the strength of our product. Web revenue continued to show good growth.”

Concluding, Franklin said, “While we are disappointed with our financial performance in the quarter, there are many reasons to be optimistic about our Direct Marketing revenue performance, some of which are mentioned below in the “Selected Highlights” section. We are taking action to improve our Direct Marketing profitability. In Shoppers, we expect to encounter further challenges before performance improves. We are confident in the steps we are taking to improve efficiency, in the strength of our products which are critical to small businesses looking to grow, and in our digital strategy. Our people in both businesses are committed to making the changes necessary to capture the exciting future we see.”

Selected Highlights:

•

The Agency Inside Harte-Hanks™ presented with Sony Electronics at the Forrester Marketing Forum 2011 in San Francisco as part of the conference’s Guest Executive Forum. Harte-Hanks and Sony executives explored their journey toward “Living the Integrated Insight-Driven Multichannel Relationship Marketing Dream” and provided guidance for how to successfully design and execute an effective multichannel strategy.

•

Trillium Software® announced an alliance with Microsoft (NASDAQ: MSFT) that will drive seamless integration between the Trillium Software System® data quality solution and Microsoft Dynamics CRM 2011 customer relationship management software.

•

The Agency Inside Harte-Hanks was selected as the agency of record for Vonage, an established national telecommunications provider. Harte-Hanks will help Vonage increase adoption of its alternative-to-traditional services by providing multiple services including marketing strategy and test design, analytics and measurement, creative development, audience segmentation, modeling and direct mail production.

•

The Aberdeen Group® was selected by a major enterprise software developer to provide demand generation services. Aberdeen will use sponsored events and research to develop high-quality sales leads for this major software developer.

•

A national software developer selected Harte-Hanks’ B2B agency, Mason Zimbler, to provide a variety of multichannel demand generation services in support of its business management software. Mason Zimbler will exploit its digital and social media expertise to drive increased demand for the client’s software.

•

Harte-Hanks Market Intelligence secured a major expansion of its relationship with one business software developer and a renewal from another. One client will use the Harte-Hanks Ci Technology Database™ (CiTDB) for B2B marketing support and demand generation, while the other will use the CiTDB for market segmentation, prospect targeting and channel sales initiatives in support of its worldwide multichannel demand generation initiatives.

•

Harte-Hanks Direct Marketing won two significant technical support service engagements. In one, Harte-Hanks Direct Marketing will provide in-bound call center support for a new retail customer’s electronic book device. In the other, a major enterprise software customer selected Harte-Hanks to provide call center technical support services in support of one of its major world-wide products.

•	Trillium Software was selected by Subaru America to provide data quality solutions and data governance expertise to support customer and sales and service efforts throughout North America.

•

Trillium Software expanded its relationship with TNT Express, a global freight and logistics company, and will now provide worldwide solutions for global address verification and geographic location assignment. This will enable the client to improve its operational performance by increasing the accuracy of address information used for deliveries.

•

Harte-Hanks Direct Marketing was selected by a major credit card issuing bank to conduct a marketing test for different credit card networks. Harte-Hanks will provide direct mail and logistics services in support of these campaigns.

•

Hewlett-Packard announced that Harte-Hanks recently installed a new HP Indigo 7500 Digital Press to expand its print on demand service offering, providing high-end, offset-quality printing. Harte-Hanks installed the digital press in a plant that produces and fulfills marketing collateral for clients in the financial, retail, automotive, technology, pharmaceutical and other industries. This digital printing operation helps customers eliminate inefficiencies by replacing traditional fulfillment warehousing with personalized print-on-demand and static fulfillment.

•

PennySaverUSA.com launched SaverTime™, an advanced local daily deal site that is designed to give customers significant deals on businesses and services close to home, and also reward members for their purchases. SaverTime readers sign up as members to receive access to local daily deals in the SaverTime network. Members choose one or more local areas based on a particular region, and then receive daily deals via email that represent a discount from the original purchase price on a variety of relevant local services and products. SaverTime Sequel™ provides a loyalty incentive for members to return to the merchants who have provided daily deals, and the 5-3-2 Network™ provides credits to members to encourage them to recruit additional members.

About Harte-Hanks:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing helps its clients obtain insight about their customers through database and marketing analytics. Based on that insight Harte-Hanks Direct Marketing designs, implements and executes multichannel marketing programs on behalf of its clients using direct and digital communications. Harte-Hanks Shoppers is North America’s largest owner, operator, and distributor of shopper products which bring buyers and sellers together at a local level though its proven multichannel offerings, including targeted print, digital advertising, and classifieds. Its print publications are zoned into approximately 950 separate editions and reach 11.2 million addresses each week in California and Florida. Shoppers also provide advertisers with PowerSites™ to help small- and medium-size businesses establish a web presence and improve lead generation, PowerClick™ SEM services, and mobile distribution of their ads and coupons. For consumers, PennySaverUSA.com™ and TheFlyer.com™ offer local online and mobile classifieds for garage sales, pets, used and new cars, real estate, as well as thousands of coupons and business listings. Visit us at http://www.PennySaverUSA.com, http://www.TheFlyer.com, and http://www.PowerSites.net.

##

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business and the adverse impact of continuing economic uncertainty in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (a) domestic, international and local economic and business conditions, including (i) market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and (ii) the adverse impact of continuing economic uncertainty in the United States and elsewhere on the marketing expenditures and activities of our clients and prospects, (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client preferences, (c) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (d) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (e) our ability to manage and timely adjust our capacity and headcount, and to otherwise effectively service our clients, (f) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (g) our ability to protect our data centers against security breaches and other interruptions, and to protect sensitive personal information of our clients and their customers, (h) increasing concern over consumer privacy issues, or enactment of legislation restricting the collection and use of information that is currently legally available, (i) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (j) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules, (k) the number of equity securities that we may issue to employees, (l) the number of shares, if any, that we may repurchase in connection with our repurchase program, (m) unanticipated developments regarding litigation including the actual outcome of our preliminary settlement to resolve a previously disclosed class action lawsuit filed in 2001, or other contingent liabilities, and (n) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

This document may contain trademarks that are owned or licensed by Harte-Hanks, Inc. and its subsidiaries, including, without limitation, Harte-Hanks® and other names and marks. All other brand names, product names, or trademarks belong to their respective holders.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
In thousands, except per share data	2011	2010

Operating revenues	$200,306	$200,179
Operating expenses:
Labor	89,009	85,642
Production and distribution	76,269	73,004
Advertising, selling, general and administrative	15,340	17,210
Depreciation and amortization	5,369	6,007

	185,987	181,863

Operating income	14,319	18,316

Other expenses (income):
Interest expense	636	713
Interest income	(69)	(26)
Other, net	642	(341)

	1,209	346

Income before income taxes	13,110	17,970
Income tax expense	5,193	7,201

Net income	$7,917	$10,769

Basic earnings per common share	$0.12	$0.17

Weighted-average common shares outstanding	63,705	63,598

Diluted earnings per common share	$0.12	$0.17

Weighted-average common and common equivalent shares outstanding	64,244	64,098

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

	March 31,	December 31,
In thousands	2011	2010
Cash and cash equivalents	$63,112	$85,996
Total debt	$179,250	$193,000

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended March 31,
In thousands	2011	2010	% Change

OPERATING REVENUES:
Direct Marketing	$141,081	$134,495	4.9%
Shoppers	59,225	65,684	-9.8%

Total operating revenues	$200,306	$200,179	0.1%

OPERATING INCOME:
Direct Marketing	$15,980	$16,852	-5.2%
Shoppers	1,247	4,168	-70.1%
General corporate expense	(2,908)	(2,704)	-7.5%

Total operating income	$14,319	$18,316	-21.8%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$3,939	$4,236	-7.0%
Shoppers	1,425	1,767	-19.4%
General corporate expense	5	4	25.0%

Total depreciation and amortization	$5,369	$6,007	-10.6%

Reconciliation of Net Income to Free Cash Flow

	Three months ended March 31,
In thousands	2011	2010
Net Income	$7,917	$10,769
Add: After-tax stock-based compensation (Note 1)	658	569
Add: depreciation and amortization	5,369	6,007
Less: capital expenditures	4,372	3,941

Free cash flow	$9,572	$13,404

Note 1: Pre-tax compensation expense was $1,089 and $950 for the three months ended March 31, 2011 and 2010, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended March 31,
In thousands	2011	2010
Net Income	$7,917	$10,769
Add: Depreciation and amortization	5,369	6,007
Interest expense, net and non-operating, net	1,209	346
Income tax expense	5,193	7,201

EBITDA	$19,688	$24,323

EBITDA by Segment:
Direct Marketing	$19,919	$21,088
Shoppers	2,672	5,935
Corporate	(2,903)	(2,700)

	$19,688	$24,323

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended March 31,
	2011	2010

Retail	25%	23%
Financial and Insurance Services	15%	15%
Technology	25%	29%
Healthcare and Pharmaceuticals	10%	11%
Other Select Markets	25%	22%

	100%	100%